UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2020

ARES MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36429	80-0962035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor, Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 201-4100

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ARES	New York Stock Exchange
7.00% Series A Preferred Stock, par value $0.01 per share	ARES.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Share Purchase Agreement

On March 27, 2020, Ares Management Corporation (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Sumitomo Mitsui Banking Corporation (the “Investor”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Investor 12,130,540 shares (the “Shares”) of newly issued Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) (the “Transaction”). The Transaction is expected to close on March 31, 2020. The Purchase Agreement contains certain representations, warranties and agreements by the Company, conditions to closing, and termination provisions. The Transaction is expected to result in gross proceeds to the Company of approximately $383.8 million before deducting offering expenses. In connection with the Transaction, the Company agreed to use its commercially reasonable efforts to amend its certificate of incorporation (the “Amendment”) to establish a new series of non-voting common stock, par value $0.01 per share (the “Non-Voting Stock”), that is pari passu with the Class A Common Stock. Following the effectiveness of the Amendment, the Investor may exchange all or a portion of the Shares for an equivalent amount of shares of the Non-Voting Stock as set forth in the Investor Rights Agreement (as defined below).

The issuance of the Shares is being made in accordance with the terms and subject to the conditions set forth in the Purchase Agreement, pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The Investor made certain representations and warranties to the Company regarding, among other things, whether it is an accredited investor and its investment intent.

Investor Rights Agreement

In connection with and as a condition to the effectiveness of the Transaction, the Company expects to enter into an Investor Rights Agreement (the “Investor Rights Agreement”) with the Investor. The Investor Rights Agreement will provide, among other things, that (i) for so long as the Investor and its permitted transferees (x) own at least two-thirds of the Shares and (y) do not have a Director Designation Right (as defined below), the Investor (together with its permitted transferees) will have the right to appoint one non-voting observer representative to attend meetings of the Company’s board of directors (the “Board”) and (ii) if at any time the aggregate Economic Ownership Percentage (as defined in the Investor Rights Agreement) of the Investor and its permitted transferees is equal to or greater than ten percent, the Investor (together with its permitted transferees) will have the right to designate one individual to be nominated for election as a member of the Board (such right, the “Director Designation Right”).

Subject to certain exceptions as set forth in the Investor Rights Agreement, the Shares will be subject to transfer restrictions as follows: (i) until the second anniversary of the date of the Investor Rights Agreement, the Investor may not transfer any of the Shares; (ii) following the second anniversary of the date of the Investor Rights Agreement, the Investor may transfer up to 33.33% of the Shares; (iii) following the third anniversary of the date of the Investor Rights Agreement, the Investor may transfer up to 66.66% of the Shares; and (iv) following the fourth anniversary of the date of the Investor Rights Agreement, the Investor may transfer any or all of the Shares. In addition, pursuant to the terms of the Investor Rights Agreement, the Investor and its permitted transferees will be (i) entitled to certain information rights with respect to the Company, (ii) subject to certain confidentiality obligations and (iii) entitled to certain demand and shelf registration rights.

The foregoing summaries of the Purchase Agreement and Investor Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the form of Investor Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

In connection with, and to satisfy a condition to the closing of, the Transaction, the Company also issued 115,199,620 shares of its Class C Common Stock (the “Class C Common Stock”) to Ares Voting LLC (“Ares VoteCo”) on March 30, 2020, in exchange for benefit to the Company (the “Class C Issuance”). The Class C Issuance will not change the aggregate voting power held by Ares VoteCo. Following the Class C Issuance, Ares VoteCo will continue to be entitled to a number of votes equal to the number of Ares Operating Group Units (as defined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”)) held of record by each Ares Operating Group (as defined in the 10-K) limited partner that does not own a share of Class C Common Stock (other than the Company and its subsidiaries). As a result of the Class C Issuance, Ares VoteCo will own a number of shares of Class C Common Stock equal to the aggregate voting power of all of the shares of Class C Common Stock it owns. The Class C Common Stock is non-economic and Ares VoteCo is not entitled to (i) dividends from the Company or (ii) receive any assets of the Company in the event of any dissolution, liquidation or winding up of the Company. The issuance of the Class C Common Stock was made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. On March 25, 2020, the Board adopted resolutions authorizing a Restated Certificate of Incorporation (the “New Charter”) to, among other things, approve the creation of the Non-Voting Stock. On March 27, 2020, the New Charter was approved by the written consent of the Company’s stockholders representing 139,645,400 votes, which constituted over a majority of the voting power of the Class A Common Stock and the Class C Common Stock on a combined basis. No other votes are required or necessary to adopt the New Charter.

The New Charter establishes the Non-Voting Common Stock. The shares of Non-Voting Common Stock established by the New Charter may be issued without further approval from the Company’s stockholders. The New Charter will become effective upon its filing with the Secretary of State of the State of Delaware, which is expected to occur on the twentieth (20th) calendar day following the mailing of a definitive Information Statement on Schedule 14C to the Company’s stockholders. A copy of the New Charter is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Item 8.01 Other Events.

On March 30, 2020, the Company issued a press release announcing the Transaction and related strategic alliance with the Investor. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This current report on 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by the Company’s use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Form of Restated Certificate of Incorporation of Ares Management Corporation
10.1#	Share Purchase Agreement, dated March 27, 2020, by and among Ares Management Corporation and Sumitomo Mitsui Banking Corporation.†
10.2	Form of Investor Rights Agreement †
99.1	Press Release dated March 30, 2020.
101.INS*	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

†	The exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of such exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT CORPORATION

Date: March 30, 2020

	By:	/s/ Naseem Sagati Aghili
	Name:	Naseem Sagati Aghili
	Title:	General Counsel and Secretary